REGISTRATION AND
SHARE PURCHASE AGREEMENT

This Registration and Share Purchase Agreement (the “Agreement”), effective June 28, 2012 (the

"Closing Date"), is between ISA INTERNATIONALE, INC., a corporation organized under the laws of Delaware ("ISA"), having its principal offices at Rice Street, St. Paul, Minnesota 55113,

and NEWSBEAT SOCIAL, INC., an Oregon corporation (“NewsBeat”), having its principal offices located at 50 Northshore Road, #12, Lake Oswego, Oregon, 97034.

RECITALS:

NEWSBEAT is a development stage company engaged in news and information gathering for onward publication through internet and other electronic media distribution outlets; and

To further its business plans and raise needed capital, NEWSBEAT is seeking to sell its common shares in a private placement and to accelerate the registration of its shares for public trading through an S-1 Registration filing with the SEC, and

It is the intention of the parties hereto that ISA shall either directly or through its assigns, or investors facilitated by ISA, acquire equity interests in NEWSBEAT for a minimum of $2,000 in cash, payable at closing and,

ISA will then distribute a pre-agreed portion of its equity interests to its shareholders as a dividend.

The boards of directors of ISA and NEWSBEAT deem it to be in the best interest of ISA and NEWSBEAT to proceed with these actions.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. PURCHASE OF SHARES AND OTHER CONSIDERATIONS

1. Purchase of Shares

1.1

Initial Investment. On or before July 2, 2012, ISA shall purchase 500,000 shares of NEWSBEAT common stock at a price of $0.004 per share for a total aggregated purchase of $2,000, which number represents shares outstanding prior to a four-for-one forward split of NEWSBEAT’s currently outstanding equity, to be completed prior to June 30, 2012;

1.2

Consideration.  In addition to the payment of the share purchase consideration, ISA will facilitate and pay for the S-1 Registration and subsequent dividending (including certificate printing, as necessary) of a minimum of 500,000 of the acquired shares to ISA shareholders as a share distribution.  ISA will agree to a lock-up provision regarding the 2,000,000 (post-split) shares it retains, such that 75,000 shares can be sold each month following the end of six months from the effective or “clear of comment” date of the registration statement, whether Form 10 or S-1.

1.3

Restricted Securities.  The Common Stock issued by NEWSBEAT has not been registered under the Securities Act of 1933, as amended (the 'Securities Act"), and may not be  re-sold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Common Stock will have a legend thereon in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT''), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

1.4

Board of Directors.  ISA shall not have any right to appoint directors of or for NEWSBEAT.

1.5

Employment Contracts.  Existing management of NEWSBEAT will enter into employment contracts, spanning a minimum of two years, with executives satisfactory to ISA prior to the initial filing of the registration statement.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF NEWSBEAT

NEWSBEAT hereby represents and warrants on or before the Closing date as follows:

2.1

Organization and Good Standing.  NEWSBEAT is an entity, duly organized, validly existing and in good standing under the laws of Oregon. The company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

2.2

Corporate Authority.  NEWSBEAT has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by NEWSBEAT, and the consummation of the transactions contemplated hereby, do not violate any State, Governmental or corporate restrictions governing these transactions, The execution and performance of this Agreement, will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which NEWSBEAT is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to NEWSBEAT or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of Nevada.

2.3

Capitalization and the NEWSBEAT Shares. The total authorized capital of NEWSBEAT consists of 250,000,000 shares of common stock, of which __,000,000 shares, pre-forward split, are issued and outstanding and is contemplating creation of 250,000,000 shares of preferred stock, of which none is issued and outstanding. There are no options, warrants, or other rights to equity interests outstanding other than those disclosed in the accompanying option table. NEWSBEAT reserves the right to implement stock compensation plans and traditional ESOP programs for new additions to its Board of Directors, Advisory Board members, and key executive hires.

2.4

Receipt of Corporate Information, Independent investigation, Access. ISA information is available to NEWSBEAT via the EDGAR website.  NEWSBEAT acknowledges that it, in making the decision to go forward as set forth in this Agreement, has relied upon independent investigations made by its representatives, and they have been given access to and the opportunity to examine all material contracts and documents relating to this Agreement and an opportunity to ask questions of, and to receive information from, ISA or any person acting on its behalf concerning the terms and conditions of this Agreement. NEWSBEAT and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

2.5

Financial Statements: Books and Records.  NEWSBEAT will provide  financial statements of the Company for the quarterly period ended June 30, 2012 (the NEWSBEAT Financial Statements"). These NEWSBEAT Financial Statements will be attached as Schedule 2.5 and shall fairly represent the financial position of NEWSBEAT at those dates and the results of their operations for the periods then ended. The NEWSBEAT Financial Statements have been and will continue to be prepared in accordance with generally accepted GAAP accounting standards.

2.6

Approvals.  No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by NEWSBEAT.

2.7

No Material Adverse Changes.  Since May 31, 2012, there has not been:

(i)

any material adverse change in the financial position of NEWSBEAT except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of NEWSBEAT;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of NEWSBEAT whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of NEWSBEAT capital interests;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by NEWSBEAT of any properties or assets; or

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan, or arrangement, except those listed in the Schedule attached to this Agreement

2.8

No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)

violate any provision of the Articles of Incorporation or the Bylaws of NEWSBEAT;

(ii)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which NEWSBEAT is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, NEWSBEAT or upon the properties or business of NEWSBEAT; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of NEWSBEAT.

2.9

Actions and Proceedings.  NEWSBEAT is not a party to any material pending litigation or, to the knowledge of the shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the NEWSBEAT Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against NEWSBEAT.

2.10

Brokers or Finders.  No broker's fee will be payable by NEWSBEAT in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by NEWSBEAT or any of its shareholders.

2.11

Operations of NEWSBEAT.  From the date of the Financial Statement through the Date of Closing, NEWSBEAT has not and will not, outside of the ordinary course of business, have:

(i)

incurred any indebtedness or borrowed money; except as disclosed in the exhibits hereto,

(ii)

declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv)

disposed of any assets of NEWSBEAT;

(v)

materially increased the annual level of compensation of any executive employee of NEWSBEAT;

(vi)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of NEWSBEAT;

(vii)

issued any equity securities or rights to acquire such equity securities except as listed in the attached Schedule; or entered into or modified any contract, agreement or transaction, outside of the ordinary business of the Company.

2.12  Pre-Conditions to Registration.  Prior to requesting the filing of the Registration Statement, for NEWSBEAT, NEWSBEAT will have its audited financial statements ready for submission to the SEC.

SECTION 3.  COVENANTS

3.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

3.2

Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

3.3

Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, ISA and NEWSBEAT agree to keep confidential any information disclosed to each other in connection with this transaction for a period of one (1) year from the date hereof; provided. however, such obligation shall not apply to information which:

(i)

at the time of the disclosure was public knowledge;

(ii)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii)

the receiving party had within its possession at the time of disclosure: or

(iv)

is ordered disclosed by a Court of proper jurisdiction.

SECTION 4. SURVIVAL OF REPRESENTATIONS AND WARRANTEES

Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 5.  MISCELLANEOUS

5.1

Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

5.2

Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

5.3

Assignment This Agreement is not assignable except by operation of law.

5.4

Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows;

ISA INTERNATIONALE, INC.

C/o Bernard Brodkorb

2564 Rice Street

St. Paul, Minnesota 55113

NEWSBEAT SOCIAL, INC.

    Stanley Fields, President

50 Northshore Road, #12

Lake Oswego, Oregon, 97034

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

5.5

Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Oregon, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

5.6

Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

5.7

Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the shares and options and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

5.8

Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.9

Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

5.10

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

5.11

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors ad assigns.

5.12

Tax Treatment. Each party acknowledges that they each have been represented by their own tax advisors in connection , in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

5.13

Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

ISA INTERNATIONALE, INC.

NEWSBEAT SOCIAL, INC.

By: /s/ Bernard Brodkorb

By: /s/ Stanley Fields

    Bernard Brodkorb,

Stanley Fields

    President

President